UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 17, 2013

MAC-GRAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13495	04-3361982
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

404 Wyman Street, Suite 400, Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 487-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 17, 2013, Mac-Gray Corporation (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Senior Secured Credit Agreement, dated as of February 29, 2012 (the “Credit Agreement”), among the Company, the lenders party thereto, and Bank of America, N.A., as administrative agent.  The Amendment extends the maturity date  of the Credit Agreement by 14 months to May 2018 and reduces the Company’s borrowing spread, based on its current leverage ratio, by 75 basis points.  A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01. Other Events

On May 20, 2013, the Company issued a press release announcing the signing of the Credit Agreement.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        Amendment No. 1 to the Amended and Restated Senior Secured Credit Agreement, dated as of May 17, 2013, among Mac-Gray Corporation, Mac-Gray Services, Inc., the lenders party thereto, and Bank of America, N.A., as administrative agent.

99.1                        Press Release of Mac-Gray Corporation, dated May 20, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC-GRAY CORPORATION

Date: May 20, 2013	By:	/s/ Michael J. Shea
Name: Michael J. Shea
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment No. 1 to the Amended and Restated Senior Secured Credit Agreement, dated as of May 17, 2013, among Mac-Gray Corporation, Mac-Gray Services, Inc., the lenders party thereto, and Bank of America, N.A., as administrative agent.

99.1	Press Release of Mac-Gray Corporation, dated May 20, 2013